UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	August 2, 2005
Date of earliest event reported:	July 27, 2005

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

One portion of the compensation to be paid to our directors this year is an equity grant issued under the 2003 OfficeMax Incentive and Performance Plan (the “Plan”). On July 29, 2005, our board of directors determined that the form of equity grant to be received by the directors this year will be restricted stock units. In connection with the grant, each director will enter into a 2005 Director Restricted Stock Unit Award Agreement dated July 29, 2005 (an “Agreement”), in the form attached hereto as Exhibit 10.1. The Agreement states that the award is subject to the terms of the Plan. The Agreement further states that the award will vest six months following the date of grant and that it will be payable six months following the date of a director’s termination of service to the board due to death, disability, retirement or resignation. If a director leaves the board before the award vests, it will be forfeited.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement, included as Exhibit 10.1 to this filing.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2005, Monte R. Haymon was elected to the OfficeMax Incorporated (the “Company”) board of directors.  Mr. Haymon was elected to the class of directors whose terms expire at the 2006 annual meeting. This fulfills the Company’s April 24, 2005 understanding with K Capital Offshore Master Fund (U.S. Dollar), L.P. and Special K Capital Offshore Master Fund (U.S. Dollar), L.P. (collectively, “K Capital”) that it would appoint an additional independent director to the Company’s board of directors and give active consideration in good faith to a candidate or candidates proposed by K Capital for such position. Mr. Haymon will serve on the Company’s Executive Compensation Committee and its Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1 Form of 2005 Director Restricted Stock Unit Award Agreement dated July 29, 2005 between
OfficeMax Incorporated and each director.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 2, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Form of 2005 Director Restricted Stock Unit Award Agreement dated July 29, 2005 between OfficeMax Incorporated and each director.